Exhibit 99.1

For more information, contact:	For Investor Relations:
Laura E. Owen, COO	Elite Financial Communications Group, LLC
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com www.ICOP.com

ICOP ANNOUNCES APPOINTMENT OF NEW CFO

LENEXA, KS – (PR NEWSWIRE) – March 24, 2009 – ICOP Digital, Inc. (Nasdaq:ICOP) today announced the appointment of Mickie R. Koslofsky as the Company’s new Chief Financial Officer, effective immediately. Koslofsky succeeds Interim CFO January Miller, who will continue to serve the Company as a full-time staff accountant. ICOP is an industry-leading company engaged in advancing digital surveillance solutions.

Koslofsky brings to ICOP more than 17 years experience and notable expertise in the areas of accounting, financial systems and analysis, budgeting/forecasting, SEC reporting and Sarbanes-Oxley compliance. She most recently served as Accounting Manager for privately-held CyDex Pharmaceuticals, Inc., a Lenexa-based specialty pharmaceutical company. Prior posts also included Senior Manager of Financial Reporting for Aptuit, Inc., a global pharmaceutical service company headquartered in Connecticut; and Senior Financial Analyst at several Kansas City area companies, including Kansas City Southern (NYSE:KSU), DST Systems, Inc. (NYSE:DST) and Sprint Nextel Corporation (NYSE:S). A licensed Certified Public Accountant, Koslofsky is a graduate of Montana State University, where she earned a Bachelor’s degree in Accounting. She also holds an MBA from Baker University.

“We are very pleased to welcome Mickie as an integral new member of our executive leadership team and expect that she will prove to be a significant contributor to ICOP’s success,” noted Dave Owen, Chairman and CEO of ICOP. “We would also like to express appreciation to January for serving in an exemplary fashion as our Interim CFO, while we conducted our formal search for a new Chief Financial Officer. Her willingness to assume the CFO responsibilities over the past two months allowed us to complete our year-end audit, file our 10K and manage our day-to-day finance and accounting operations with minimal to no disruption. Both Mickie and January bring exceptional talent and experience to ICOP and we are very grateful to have them both on board,” concluded Owen.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) protects people, assets and profits through its surveillance and communications solutions for the public and private sectors. The ICOP Model 20/20®-W is the leading digital in-car video system for law enforcement. ICOP DVMS™ and ICOP iVAULT MMS™ (enterprise) server software solutions store and manage video files. The ICOP Model 4000™ mobile digital video system records video from transit and school buses, and rail. ICOP LIVE™ delivers real-time situational awareness from mobile or fixed cameras (live video to a first responder vehicle and/or to headquarters), helping to optimize the outcome of a crisis. www.ICOP.com (GSA Contractor)

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, the risk of doing business internationally, our ability to draw funds and meet obligations under the new line of credit, and our ability to regain compliance with Nasdaq listing standards, and our ability to meet our working capital requirements. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.